SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   July 26, 1996


                           PetroCorp Incorporated
           (Exact name of registrant as specified in its charter)


      Texas                        0-22650                    76-0380430
(State or other jurisdiction (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                             Identification No.)


                        16800 Greenspoint Park Drive
                           Suite 300, North Atrium
                          Houston, Texas 77060-2391
             (Address of principal executive offices) (Zip Code)


    Registrant's telephone number, including area code   (713) 875-2500


                               Not applicable
        (Former name or former address, if changed since last report)
Item 2.      Changes in Control of Registrant.

      On July 26, 1996, Kaiser-Francis Oil Company ("Kaiser-Francis"), a wholly owned subsidiary of GBK Corporation, a privately held corporation all of whose outstanding capital stock is owned by George B. Kaiser or his affiliates, completed the purchase of 2,121,000 shares of Common Stock, par value $.01 per share, of PetroCorp Incorporated (the "Company") in a privately negotiated transaction at a per share price of $8.25 (for an aggregate purchase price of $17,498,250). This purchase, which represents approximately 24.7% of the Company's outstanding shares, was made from five limited partnerships (the "First Reserve Funds") controlled by First Reserve Corporation as the managing general partner of each of the funds. The First Reserve Funds no longer own any shares of the Company's Common Stock.

      In addition to the privately negotiated purchase, Kaiser-Francis informed the Company pursuant to a Schedule 13D that it has also made open market purchases of an aggregate of 382,800 shares of Common Stock. According to Kaiser-Francis, the funds used by it in purchasing the aggregate of 2,505,300 shares of Common Stock, representing approximately 29.2% of the Company's outstanding shares, were all from the working capital of Kaiser-Francis. According to Kaiser-Francis, it has acquired its shares of Common Stock primarily to hold for investment. Dependent upon market conditions, pricing, and availability, Kaiser-Francis intends to acquire additional shares of PetroCorp. Kaiser-Francis has no intention of attempting to affect any change in the business plan, policies, officers or directors of PetroCorp. Dependent upon market conditions, pricing, industry conditions and company performance, Kaiser-Francis may determine to sell all or part of its shareholdings.

      On August 1, 1996 following the sale by the First Reserve Funds of all of their shares of Common Stock, John H. Hill, Chairman of First Reserve Corporation, and David H. Kennedy, Managing Director of First Reserve Corporation, resigned from their positions as members of the Board of Directors of the Company. The Company's Board of Directors accepted these resignations and elected Gary R. Christopher with Kaiser-Francis Oil Company to fill one of the vacated positions as a Class III director whose term expires at the Company's annual meeting in 1999. Mr. Christopher will also serve on each of the Audit, Nominating and Compensation committees of the Board.

      The table below sets forth the number and percentage of shares beneficially owned by each of the Company's principal shareholders following the purchase by Kaiser-Francis:


                                 Shares             Percentage of Shares
                                                      Outstanding on
                                                       July 26, 1996
                              -------------          ------------------

Kaiser-Francis Oil Company    2,505,300                     29.2%

USF&G Corporation             1,731,000                     20.2%

L.S. Holding Company
(indirect, wholly owned
subsidiary of CIGNA
Corporation)                 1,586,157                       18.5%

Hughes Investment
Management Company
(information as of
12/31/95)                      520,000                         6.1%

Item 7.     Financial Statements and Exhibits.

      (c)   Exhibits

Exhibit No.                              Exhibits

99.1                         Press release dated June 27, 1996.

99.2                         Press release dated August 1, 1996.

                                 SIGNATURES

      Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 6, 1996                    PETROCORP INCORPORATED
                                         (Registrant)



                                         (Signature)
                                         Craig K. Townsend
                                         Vice President-Finance, Secretary
                                           and Treasurer